Exhibit 99.1
Contact: J. Scott Kamsler Vice President and Chief Financial Officer Centillium Communications, Inc. (510) 771-3917 skamsler@centillium.com	Deborah Stapleton/Christina Carrabino Stapleton Communications Inc. (650) 470-0200 deb@stapleton.com christina@stapleton.com

CENTILLIUM COMMUNICATIONS ANNOUNCES SECOND QUARTER 2005
FINANCIAL RESULTS

FREMONT, Calif., July 27, 2005 - Centillium Communications, Inc. (NASDAQ: CTLM), a leading provider of broadband access solutions, today announced financial results for the second quarter ended June 30, 2005.

Revenues in the second quarter of 2005 were $18.6 million, compared with revenues of $17.2 million in the first quarter of 2005. The net loss in the second quarter of 2005 was $3.7 million, or a net loss of $0.10 per share, compared with a net loss of $6.4 million, or a net loss of $0.16 per share, in the first quarter of 2005.

"During the second quarter, we announced our expanded Palladia™400 family of chipsets, which delivers the industry's first integrated Voice-over-IP (VoIP) solution for the ADSL market," said Faraj Aalaei, co-founder and CEO of Centillium. "The Palladia 400-2P includes two voice channels and targets home gateway applications, while the Palladia 400-4P with four voice channels was developed for small office/home office (SOHO) applications. The two chipsets provide a superior solution for consumers demanding faster connectivity with more integrated features, such as VoIP," he said.

"We also announced that OneAccess Networks, a developer of CPE solutions based in France, selected our Palladia™300 chipset to power its next generation ADSL2/2+ access routers. Palladia 300's ADSL VPN routers, combined with OneAccess' multi-service access routers, offer customers industry-leading routing performance, security and VPN functionalities. Our collaboration with OneAccess will bring more secure and reliable broadband access to businesses, helping to drive DSL growth in Europe and worldwide.

"We recently introduced our new 3G-NGN Entropia™III software suite which adapts the IP Multimedia Subsystems (IMS) architecture and can deliver over 1,000 channels of high quality voice. This processor enables the seamless convergence of mobile and fixed networks and offers service providers the flexibility to utilize an IP-based service infrastructure that will create a plethora of rich multimedia applications and provide enhanced services tailored to consumer demands," said Aalaei.

"We are pleased to have added Didier Boivin as our vice president of marketing. His extensive marketing and business development experience in the broadband access and VoIP markets will be invaluable to us as we strengthen our worldwide marketing and product development efforts," said Aalaei.

A conference call discussing the second quarter 2005 financial results will follow this release at 2:00 p.m. Pacific time/5:00 p.m. Eastern time. To listen to the call, please dial (210) 234-0001, pass code: Centillium. A replay will be made available approximately one hour after the conclusion of the call and will remain available for approximately one week. To access the replay, dial (203) 369-1073. The conference call will also be webcast over the Internet; visit the Investor Relations section of the Centillium Communications website at www.centillium.com to access the call from the website. This webcast will be recorded and available for replay on the Centillium website approximately two hours after the conclusion of the conference call for approximately two weeks.

About Centillium Communications

Centillium Communications, Inc. is a leading innovator of high performance, cost-effective semiconductor solutions that give consumers, enterprises and service providers the winning edge in broadband access. The company's complete, end-to-end system-on-chip solutions accelerate development time-to-market for "last mile" products with Digital Subscriber Line (DSL), Fiber-To-The-Premises (FTTP) and Voice-over-Internet Protocol (VoIP) technologies. Centillium products include digital and mixed-signal integrated circuits and related software for DSL and FTTP central office and customer premises equipment and VoIP solutions for carrier- and enterprise-class gateways and consumer telephony. Centillium is a global company with headquarters in Fremont, CA. Additional information is available at www.centillium.com.

Safe Harbor Statement under Private Securities Litigation Reform Act of 1995

Except for statements of historical fact, this press release includes statements that are forward-looking statements within the meaning of U.S. Federal securities laws. Actual results may differ materially from those indicated by such forward-looking statements based on a variety of risks and uncertainties, including without limitation the risks and uncertainties relating to the rate and breadth of deployment of broadband access in general, especially DSL, Fiber-to-the-Premises and VoIP technologies, and Centillium's technology solutions in particular; the successful development and market acceptance of Centillium's new products and technology; Centillium's dependence on a few significant customers for a substantial portion of its revenue; Centillium's ability to continue and expand on its relationships with new customers; the timing, rescheduling or cancellation of significant customer orders and Centillium's ability, as well as the ability of its customers, to manage inventory; Centillium's ability to specify, develop or acquire, complete, introduce, market and transition to volume production new products and technologies in a cost-effective and timely manner; competitive pressures and other factors such as the qualification, availability and pricing of competing products and technologies and the resulting effects on sales and pricing of Centillium's products; the timing of customer-industry qualification and certification of Centillium's products and the risks of non-qualification or non-certification; Centillium's ability to timely and accurately predict market requirements and evolving industry standards and to identify opportunities in new markets; changes in Centillium's product or customer mix; the satisfactory completion of the audits of Centillium's financial statements and systems of internal control; intellectual property disputes and customer indemnification claims and other types of litigation risk; the effectiveness of Centillium's expense and product cost control and reduction efforts; and Centillium's ability to attract, retain and motivate qualified personnel, including executive officers and other key management and technical personnel.  Centillium undertakes no obligation to update forward-looking statements for any reason.  Information about potential factors that could affect Centillium's financial results is included in Centillium's Annual Report on Form 10-K and in other documents on file with the Securities and Exchange Commission.

Centillium Communications and the Centillium Logo are trademarks of
Centillium Communications, Inc. in the United States and certain other countries.
All rights reserved.

- Summary Financial Data Attached -

CENTILLIUM COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
	(In thousands, except per share data)		(In thousands, except per share data)
Net revenues	$18,647	$18,532	$35,843	$34,371
Cost of revenues	9,564	10,114	18,297	18,898
Gross profit	9,083	8,418	17,546	15,473
Operating expenses:
Research and development	5,917	13,561	14,900	27,822
Selling, general and administrative	7,222	6,116	13,313	11,850
Total operating expenses	13,139	19,677	28,213	39,672
Operating loss	(4,056)	(11,259)	(10,667)	(24,199)
Interest income, net	381	295	679	572
Loss before provision for income taxes	(3,675)	(10,964)	(9,988)	(23,627)
Provision for income taxes	41	46	81	72
Net loss	$(3,716)	$(11,010)	$(10,069)	$(23,699)

Basic and diluted net loss per share	$(0.10)	$(0.29)	$(0.26)	$(0.62)

Shares used to compute basic and diluted net loss per share	39,042	38,066	38,944	37,979

The three and six month periods ended June 30, 2005 include stock-based compensation expenses of $4,000 and $4,000 compared to $44,000 and $194,000 in the respective periods of 2004.

CENTILLIUM COMMUNICATIONS, INC.
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2005	2004
	(In thousands, except share
	and per share data)
ASSETS
Current assets:
Cash	$38,588	$31,996
Short term investments	19,139	30,195
Accounts receivable - net of allowance for doubtful accounts of $151 at June 30, 2005 and December 31, 2004	6,161	5,348
Inventory, net	4,270	6,100
Prepaids and other current assets	2,392	1,225
Total current assets	70,550	74,864
Property and equipment, net	4,511	6,528
Other assets	1,030	553
Total assets	$76,091	$81,945

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,040	$5,599
Accrued payroll and related expenses	3,624	3,364
Accrued liabilities	18,961	16,786
Total current liabilities	28,625	25,749
Other long-term liabilities	1,494	864
Stockholders' equity:
Common stock; $0.001 par value:
Authorized shares: 100,000,000; Issued and outstanding shares: 39,254,593 at June 30, 2005, 38,810,001 at December 31, 2004	39	39
Additional paid-in Capital	245,252	244,493
Accumulated deficit	(199,224)	(189,155)
Deferred Compensation	(56)	-
Accumulated other comprehensive loss	(39)	(45)
Total stockholders' equity	45,972	55,332
Total liabilities and stockholders' equity	$76,091	$81,945